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EXHIBIT 5.1

[WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

November 13, 2001

Copart, Inc.
5500 E. Second Street
Benicia, California 94510

          RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on October 19, 2001 (Registration No. 333-71916) (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of your Common Stock, no par value (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase 600,000 shares. The Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As legal counsel to the Copart, Inc. in connection with this transaction, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that the Shares have been duly authorized and that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

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